Exhibit 99.(a)(iv)


                      AUDIOVOX CORPORATION

        Offer To Exchange Each $1,000 Principal Amount Of
  6 1/4% Convertible Subordinated Debentures Due March 15, 2001
       Into 165 Shares Of Class A Common Stock

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 19, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF 6 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE MARCH 15, 2001 MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                 October 18, 1996

TO OUR CLIENTS:

     Enclosed for your consideration is the Offering Circular dated October 18, 1996 (as the same may be further amended or supplemented from time to time, the "Offering Circular") and a related form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Audiovox Corporation (the "Company") to exchange each $1,000 principal amount of its 6 1/4% Convertible Subordinated Debentures due March 15, 2001 (the "Convertible Debentures") into 165 shares of the Company's Class A
Common Stock, par value $.01 per share (the "Class A Common
Stock").

     Consummation of the Exchange Offer is subject to, among other things, satisfaction of the conditions set forth in the Offering Circular under the heading "The Exchange Offer --
Conditions to the Exchange Offer."

     WE ARE THE REGISTERED HOLDER OF CONVERTIBLE DEBENTURES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH CONVERTIBLE DEBENTURES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE BLUE LETTER OF TRANSMITTAL (THE "LETTER OF TRANSMITTAL") IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER CONVERTIBLE DEBENTURES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender any or all of the Convertible Debentures held by us for your account pursuant to the terms and conditions set forth in the Offering Circular and the Letter of Transmittal. We urge you to read the Offering Circular and the Letter of Transmittal carefully before instructing us to tender your Convertible Debentures.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Convertible Debentures on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on November 19, 1996, unless extended. Convertible Debentures tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Offering Circular, at any time prior to the Expiration Date.

     Your attention is directed to the following:

          1.   The Exchange Offer is for all outstanding
     Securities at an exchange ratio of 165 shares for each $1,000 Convertible Debenture.

          2.   Holders who tender their Convertible
     Debentures in Exchange Offer will be entitled to receive any payment in respect of accrued and unpaid interest on Convertible Debentures accepted for exchange through the Exchange Offer Acceptance Date.

          3. Consummation of the Exchange Offer is subject to, among other things, satisfaction of the certain conditions (including, among others, approval by the Company's
     Shareholders of the issuance of Class A Common Stock necessary to effect the Exchange Offer) set forth in the Offering Circular under the heading "The Exchange Offer --
     Conditions to the Exchange Offer."

          4. Any transfer taxes incident to the transfer of Convertible Debentures from the tendering holder to the Company will be paid by the Company, except as provided in the Offering Circular and the instructions to the Letter of Transmittal.

     If you wish to have us tender any or all of the Convertible
Debentures held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

          INSTRUCTIONS REGARDING THE OFFERING CIRCULAR
             WITH RESPECT TO THE 6 1/4% CONVERTIBLE
           SUBORDINATED DEBENTURES DUE MARCH 15, 2001
                     OF AUDIOVOX CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Audiovox Corporation.

     This will instruct you whether to tender the principal amount of Convertible Debentures indicated below held by you for the account of the undersigned pursuant to the terms of and conditions set forth in the Offering Circular and the Letter of Transmittal.

     Please tender the Convertible Debentures held by you for my account.
     Please do not tender any Convertible Debentures held by you for my account.

Date:               , 1996
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                              --------------------------------

                              --------------------------------
                              Signature(s)

                              --------------------------------
                              Please print name(s) here
                              --------------------------------

Principal Amount of Convertible
Debentures to be Tendered:      ------------------------------
$    [*]
                              --------------------------------
                                   Please type or print address
                              --------------------------------
                                Area code and Telephone Number

                              --------------------------------
                                    Taxpayer Identification or
                                      Social Security Number

                              --------------------------------
                                My Account Number With You

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[*] UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL
OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER
ALL CONVERTIBLE DEBENTURES OF SUCH BENEFICIAL OWNER(S).